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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8 - K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported):  JULY 18, 1997


                           MICRON ELECTRONICS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)



        MINNESOTA                        0-17932                  41-1404301
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(State or Other Jurisdiction)    (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)



         900 E. KARCHER ROAD, NAMPA, IDAHO                      83687
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     (Address of Principal Executive Offices)                 (Zip Code)


                                   (208) 898-3434
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              (Registrant's Telephone Number, Including Area Code)


                                  NOT APPLICABLE
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         (Former Name or Former Address, if Changed Since Last Report)
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                    INFORMATION TO BE INCLUDED IN THE REPORT
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ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS.

     Merger Agreement.  On June 10, 1997, Micron Electronics, Inc., a Minnesota
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corporation ("Registrant" or "Micron"), and Registrant's wholly-owned subsidiary, Payette Acquisition Corporation, a Delaware corporation ("Sub"), entered into an Agreement and Plan of Merger ("Merger Agreement") with NetFRAME Systems Incorporated, a Delaware corporation ("NetFRAME" or the "Company").

     Tender Offer.  Pursuant to the Merger Agreement, on June 16, 1997, Sub
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commenced a tender offer (the "Offer") to purchase all the issued and outstanding shares of Common Stock, par value $0.001 per share, of NetFRAME and all associated rights (the "Shares") at a price per Share of $1.00 (the "Offer Price"), net to the relevant selling shareholder in cash and without interest, subject to reduction for any applicable federal backup or other applicable withholding or stock transfer taxes. The Offer expired on July 14, 1997 and the acquisition of the Shares tendered to Sub for payment was consummated on July 18, 1997, at which time 8,775,554 Shares, representing approximately 62.8% of the outstanding Shares on such date, were purchased by Sub.

     Determination of Price.  The Offer Price was determined in arm's length
     ----------------------
negotiations among Micron, Sub and NetFRAME. In connection with Sub's and Micron's review of the Company and in the course of their negotiations with the Company, the Company provided Micron and Sub with certain business and financial information which Micron and Sub believe is not publicly available. Specifically, the Company provided Sub and Micron with information regarding its severe liquidity and cash needs, including the possibility that the Company may be forced to liquidate absent an immediate and substantial cash infusion or acquisition of the Company. The Company also shared certain internal forecasts, assuming consummation of the Merger and based upon receiving funding from operating as a subsidiary of Micron, achieving certain manufacturing and purchasing synergies with Micron, as well as pursuing a marketing and sales model synergistic with Micron, and thereby reducing its operating costs. Projections as to the Company's financial results on a stand-alone basis were not utilized by Sub or Micron, as any such stand-alone projections were not viewed as meaningful given the serious doubt as to the Company's viability as a stand-alone entity and the possibility of immediate liquidation of the Company absent an acquisition or substantial cash infusion.

     Merger.  NetFRAME intends to convene a special meeting of the stockholders
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of NetFRAME, currently scheduled to be held on August 27, 1997, to approve and adopt the Merger Agreement and the Merger. Assuming receipt of such approval, at the effective time of the Merger, each outstanding Share of NetFRAME which is not owned by Sub, Micron or any other direct or indirect subsidiary of Micron (other than those Shares held in the treasury of NetFRAME and Shares held by stockholders who have demanded and perfected any appraisal rights they may have under Delaware law) will be converted into the right to receive the Offer Price and each outstanding stock option to purchase shares of NetFRAME Common Stock and each other right to acquire shares of NetFRAME capital stock (collectively, the "Options") will become fully exercisable and vested. All Options that are outstanding immediately prior to the effective time of the Merger shall be canceled at such time and the holders thereof shall receive an amount of cash for each share subject to such Options equal to the excess, if any, of the Offer Price over the

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exercise price per share of such Option subject to any required withholding taxes. Sub owns a sufficient number of Shares to assure approval of the Merger Agreement and the Merger at the special meeting. Micron has agreed in the Merger Agreement to vote or cause to be voted all Shares owned by Sub or Micron in favor of the Merger Agreement and the Merger. Accordingly, the affirmative vote of the other holders of Shares is not required to approve the Merger Agreement and the Merger.

     Prior to the Merger, NetFRAME has agreed to carry on its business subject to certain requirements, as set forth in the Merger Agreement. Following consummation of the Offer, Micron and Sub are entitled to designate a number of directors, representing at least a majority of the members of the NetFRAME Board to be appointed or elected to such Board, but neither Micron nor Sub has yet availed itself of such rights.

     Consummation of the Merger is subject to (i) the prior approval of the Merger Agreement and the Merger by the holders of a majority of the Shares, and
(ii) certain other closing conditions set forth in the Merger Agreement. There are no federal or state regulatory requirements which remain to be complied with in order to consummate the Merger (other than the filing of a certificate of merger with the Secretary of State of Delaware). Micron and Sub may only terminate the Merger Agreement with the mutual consent of the Company. The Company may terminate the Merger Agreement upon certain conditions specified in such agreement.

     Funding.  The total amount of funds required by Sub to consummate the Offer
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and the Merger is estimated to be approximately $15.6 million, including approximately $1.75 million to pay related fees and expenses of Sub and Micron but excluding amounts payable by Sub with respect to the cashing out of Options. Sub will obtain such amount from Micron. Micron will provide such funds from its working capital.

     Micron Financial Assistance to the Company.  Pursuant to the Merger
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Agreement, Micron has loaned the Company funds for working capital purposes pursuant to a secured loan arrangement (the "Loan Agreement") originally entered into in March 1997 between the Company and CIT Group/Business Credit, Inc. ("CIT"). CIT assigned to Micron all of its rights under the Loan Agreement with the Company and related security interests and other rights. Pursuant to the Loan Agreement, loans are secured by substantially all of the Company's assets. The facility is an asset based revolving credit facility to finance eligible accounts receivable and production inventory, subject to certain net worth and other financial covenants. Micron paid CIT a fee to assign the CIT credit facility to it, which fee NetFRAME would be required to reimburse in the event of an early termination of the Loan Agreement. The assigned Loan Agreement provides for a maximum of $12.0 million of funding from Micron to the Company. As of July 31, 1997, $6.0 million had been loaned and was outstanding. The interest rate under the loan by Micron is at the prime rate in effect at the principal offices of Chase Manhattan Bank, N.A. in New York City, New York plus 0.50%, subject to certain adjustments. In addition, the Loan Agreement provides for certain additional fees payable to Micron as the lender thereunder. The Loan Agreement sets forth certain procedures with respect to the payment of amounts due thereunder including the payment of interest on a monthly basis.
The loan becomes due on the earlier of (i) termination of the Loan Agreement,
(ii) a breach by the Company, or termination, of the Merger Agreement or (iii) certain other events of default as specified in the Loan Agreement. Micron may terminate the Loan Agreement upon certain conditions, including upon September 30, 1997 and the occurrence of certain events of default under the Loan Agreement or Merger Agreement. Until termination of

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the Merger Agreement, Micron, as a creditor of the Company, has agreed not to institute bankruptcy or insolvency proceedings against the Company.

     The Stock Option Agreement.  In connection with the execution of the Merger
     --------------------------
Agreement, Micron and the Company executed a Stock Option Agreement, whereby the Company granted to Micron an irrevocable option exercisable in certain circumstances to purchase shares of the Company's Common Stock representing a 19.9% equity stake in the Company at a per share purchase price of $1.00 (the "Exercise Price") or, at Micron's election, by exchanging shares of Common Stock of Micron at a rate, for each option share, of a number of shares of Micron equal to the Exercise Price divided by the closing sale price of Micron shares of common stock on the Nasdaq Stock Market for the trading day immediately preceding the date of closing of the particular option exercise. As a result of the consummation of the Offer, the Stock Option Agreement has terminated.

     The Technology License Agreement.  The Company granted to Micron, and all
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of its subsidiaries and affiliates, pursuant to a Technology License Agreement
(the "License Agreement") entered into concurrently with the Merger Agreement, a nonexclusive license to all of the Company's technology associated with the Company's 9000 series server products and any other Company products under any phase of development on the effective date of the License Agreement. In consideration of this grant, Micron has paid the Company a license fee of $1.5 million. The term of the License Agreement is perpetual. However, Micron may terminate the License Agreement for any reason after 30 days from the effective date thereof. Micron may also terminate the License Agreement in the event of breach by the Company of any material obligation under the License Agreement following 30 days notice and opportunity to cure. Upon termination of the License Agreement, all rights and licenses granted to Micron terminate. In the event that such a termination for breach by the Company occurs within five years of the effective date of the License Agreement, the Company has agreed to refund the full license fee to Micron upon such termination.

     Prior Relationship between NetFRAME and Micron.  Micron's wholly owned
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subsidiary, Micron Custom Manufacturing Services, Inc. ("CMS"), has previously provided contract assembly services for the Company. In 1994 and 1995, the Company purchased approximately $8.4 million and $10.7 million, respectively, of products from CMS, primarily for memory intensive custom boards. In 1996, purchases were approximately $9.5 million for customized circuit boards and double sided memory modules. Year to date purchases through June 30, 1997 were approximately $1.4 million, primarily for double sided memory modules. As of July 22, 1997, outstanding trade payables owed to CMS totaled approximately $340,000 for products ordered by the Company but not delivered by CMS. In addition, CMS currently maintains inventory of certain products specifically used in products manufactured on behalf of the Company.

     Employment Agreements.  NetFRAME has entered into change of control
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agreements (the "Change of Control Agreements") with the following executive officers of NetFRAME: Robert Puette, Bulent Erbilgrin, Steven Huey, Vivian Golub, Terry Hartsfield and Dan McCammon. Under the terms of the Change of Control Agreements, in the event that a change of control results in any such executive officer's involuntary termination without cause or constructive termination within 12 months following a change in control, such executive officer shall be entitled to the following compensation and benefits: (i) a lump sum payment equal to (a) 12 months of pay at the employee's gross base salary rate plus (b) amounts payable under any applicable target bonus; (ii)

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continued health care benefits, including dependent coverage, for a period of 12 months; and (iii) the acceleration of one half of the employee's unvested outstanding stock options under the Company's 1992 Incentive Stock Option Plan (unless such acceleration would make unavailable "pooling of interests" accounting treatment of the change in control transaction and the purchase method of accounting is not acceptable to the successor entity).

     The Company has also entered into change of control agreements ("Additional Agreements") with certain key employees of the Company, with terms similar to the Change of Control Agreement except that salary payments and health care benefits cover a six month rather than a twelve month period.

     The term "change in control" is defined in the Change of Control Agreements and the Additional Agreements to occur when (x) another person becomes the direct or indirect beneficial owner of more than 50% of the Company's securities, (y) with certain exceptions, the Company is merged or consolidated with another company, or (z) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale of disposition by the Company of all or substantially all of the Company's assets.

     The consummation of the transactions contemplated by the Merger Agreement constitute a change in control for purposes of the Change of Control Agreements and the Additional Agreements. However, Messrs. Puette, Erbilgrin, Hartsfield and Huey (the "Executive Officers") have each signed employment term sheets with Micron. These term sheets (each an "Employment Term Sheet") provide that the acceptance of the position proposed therein would not constitute actual or constructive termination of employment under the terms of each Executive Officer's Change of Control Agreement. The Change of Control Agreements will, however, otherwise remain in effect.

     The Employment Term Sheets provide for annual salary ($330,000 for Mr. Puette; $192,000 for Mr. Erbilgrin; $192,000 for Mr. Huey; and $175,000 for Mr. Hartsfield) and contemplate payment to such persons of target bonuses (up to $600,000 for Mr. Puette; up to $192,000 for Mr. Erbilgrin; up to $192,000 for Mr. Huey; and up to $175,000 for Mr. Hartsfield) based upon the Company's achievement of certain financial and technological milestones through June 30, 1998, including the achievement of a significant improvement in the Company's financial performance. The Employment Term Sheets further contemplate the grant of stock options to such persons to purchase Micron common stock, subject to a five year vesting schedule and with an exercise price equal to the underlying common stock's fair market value (75,000 for Mr. Puette; 25,000 for Mr. Erbilgrin; 25,000 for Mr. Huey; and 25,000 for Mr. Hartsfield). Each such Employment Term Sheet is conditioned, however, upon consummation of the Offer and the approval by the Board of Directors of Micron of each such term sheet, which has been obtained.

     Mr. Hartsfield resigned from the Company effective July 11, 1997 and is not entitled to any of the benefits provided in the Change of Control Agreements, as described above.

     Available Information.  Statements made in this current report on Form 8-K
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concerning the contents of any contract or other document are not necessarily complete. With respect to each contract or other document filed as an exhibit hereto, reference is hereby made to that document for a more complete description of the matter involved and each such statement is hereby qualified in its entirety by such reference.

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ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired.
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     The audited financial statements of NetFRAME required to be filed pursuant to Item 7(a) of Form 8-K will be filed on a Form 8-K/A within 60 days after the date this Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.
     --------------------------------

     The Pro Forma Financial Information required to be filed pursuant to Item 7(b) of Form 8-K will be filed on a Form 8-K/A within 60 days after the date this Form 8-K is required to be filed.

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(c)  Exhibits.
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     The following exhibits are filed herewith:

     2.01 Agreement and Plan of Merger dated as of June 10, 1997 by and among Micron Electronics, Inc., Payette Acquisition Corporation and NetFrame Systems Incorporated. Incorporated by reference to Exhibit c(1) to the Registrant's Schedule 14D-1 and Schedule 13D (Commission File No. 0-17932) initially filed on June 16, 1997.


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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MICRON ELECTRONICS, INC.



Date:  August 4, 1997            By /s/ T. Erik Oaas
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                                    T. Erik Oaas
                                    Chief Financial Officer

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